UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials Soliciting Material Pursuant to Section
    240.14a-12

                            Four Oaks Fincorp, Inc.
                            ----------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                                 --------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed  maximum  aggregate  value  of  transaction:

     (5)  Total  fee  paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (4)  Date  Filed:

                            Four Oaks Fincorp, Inc.


                                 April 5, 2010


Dear Shareholder:

     Accompanying this letter is the Notice of Annual Meeting, Proxy Statement, Summary 2009 Annual Report to Shareholders and proxy card for Four Oaks Fincorp, Inc.'s Annual Meeting. Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number printed on your proxy card; (2) over the Internet, by accessing the website address printed on your proxy card; or (3) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. If you do attend, you can revoke your proxy and vote in person.

     The Annual Meeting will begin at 7:00 p.m. on Monday, May 10, 2010, in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina. At the Annual Meeting, our shareholders will elect the board of directors for the coming year, vote to ratify the appointment of Dixon Hughes PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2010, vote on a shareholder proposal to amend our bylaws to require an independent chairman of the board, and transact any other business properly brought before the meeting.

     In compliance with applicable regulations, our company's financial statements and other required disclosures are presented in the Annual Report on Form 10-K, a copy of which follows the Proxy Statement, and which reflects our company's financial condition as of December 31, 2009.

     As mentioned above, we also have included a Summary 2009 Annual Report to Shareholders that contains additional information about our company, including a financial summary, a letter from me to our shareholders, and selected financial data.

     As always, we hope to see you at the Annual Meeting, and please remember to vote your shares as directed on your proxy card provided as soon as possible.

                              Sincerely  yours,

                             /s/ Ayden R. Lee, Jr.
                             Ayden R. Lee, Jr.
                             Chairman, Chief Executive Officer,
                             and President

                            FOUR OAKS FINCORP, INC.

                               6114 US 301 South
                       Four Oaks, North Carolina   27524
     _____________________________________________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              Monday, May 10, 2010
     _____________________________________________________________________

     You are cordially invited to attend the Annual Meeting of Shareholders of Four Oaks Fincorp, Inc., which will be held on Monday, May 10, 2010 at 7:00 p.m., local time, in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina, for the following purposes:

     (1) To elect the persons listed in the accompanying Proxy Statement to the board of directors of Four Oaks Fincorp, Inc.;

     (2) To ratify the appointment of Dixon Hughes PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

     (3)  To  vote  on  a  shareholder proposal to amend the bylaws of Four Oaks
Fincorp,  Inc.  to  require  an  independent  chairman  of  the  board;  and

     (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on March 25, 2010 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof.

     A copy of the Annual Report on Form 10-K, containing financial statements of Four Oaks Fincorp, Inc., for the year ended December 31, 2009, is enclosed herewith.

Your vote is very important. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, please complete and return the proxy card as soon as possible in the envelope provided for that purpose, OR vote via the Internet or telephone as provided on the proxy card. If you return your card or vote over the Internet or telephone and decide to attend the Annual Meeting in person or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

                         By Order of the Board of Directors
                         /s/ Ayden R. Lee, Jr.
                         Ayden R. Lee, Jr.
                         Chairman, Chief Executive Officer, and
                         President
April 5, 2010

                            FOUR OAKS FINCORP, INC.

                               6114 US 301 South
                        Four Oaks, North Carolina  27524

                                PROXY STATEMENT

     This Proxy Statement, accompanying proxy card, Notice of Annual Meeting of Shareholders, and Summary 2009 Annual Report to Shareholders are being mailed to shareholders on or about April 5, 2010 by Four Oaks Fincorp, Inc. in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting of Shareholders to be held in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina on Monday, May 10, 2010, at 7:00 p.m., local time, and at all adjournments thereof. All expenses incurred in connection with this solicitation will be paid by us. In addition to solicitation by mail, certain of our officers, directors, and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication, or other means.

         Important Notice Regarding the Availability of Proxy Materials
            For the Shareholder Meeting to Be Held on May 10, 2010:

  The Summary 2009 Annual Report to Shareholders and Proxy Statement are also available on the Internet at http://www.cfpproxy.com/5662.

                                 ANNUAL MEETING

Purposes  of  the  Annual  Meeting

     The principal purposes of the annual meeting are to (i) elect eight (8) nominees to our board of directors; (ii) ratify the appointment of Dixon Hughes PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2010; (iii) vote on a shareholder proposal to amend our bylaws to require an independent chairman of the board; and (iv) transact such other business as may properly come before the annual meeting or any adjournments thereof. Our board of directors knows of no matters other than those stated above to be brought before the annual meeting or any adjournments thereof. Nonetheless, the proxies named on the enclosed proxy card may vote in accordance with their discretion on any other matter properly presented for action of which the board of directors is not now aware.

How You Can Vote

     You may vote shares by proxy or in person using one of the following methods:

     - Voting by Telephone. You may vote using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Monday, May 10, 2010, at 3:00 a.m. Eastern time. If you vote by telephone, you need not return your proxy card.

     - Voting by Internet. You may vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Monday, May 10, 2010, at 3:00 a.m. Eastern time. If you vote over the Internet, you need not return your proxy card.

     - Voting by Proxy Card. You may vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Friday, May 7, 2010.

Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by:

     -    filing  a  written  notice of revocation with our corporate secretary;

     - duly executing a subsequent proxy and filing it with our corporate secretary before the revoked proxy is exercised;

     - timely submitting new voting instructions by telephone or over the Internet as described above; or

     -    attending  the  annual  meeting  and  voting  in  person.

     If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted "FOR" the election of the eight (8) nominees to our board of directors, "FOR" the ratification of Dixon Hughes PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and "AGAINST" the shareholder proposal to amend our bylaws to require an independent chairman of the board set forth in this Proxy Statement.

Record  Date

     Our board of directors has fixed the close of business on March 25, 2010 as the record date for determination of shareholders entitled to receive notice of and to vote at the annual meeting and all adjournments thereof. As of the close of business on March 25, 2010, we had 7,458,430 shares of common stock outstanding.

Voting Rights

     On all matters to come before the annual meeting, each holder of common stock will be entitled to one (1) vote for each share held. Shareholders do not have the right to vote cumulatively in electing directors.

How You Can Vote Shares Held by a Broker or Other Nominee

     If your shares are held by a broker, bank, custodian or other nominee, you may have received a voting instruction form with this Proxy Statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of March 25, 2010 regarding shares of our common stock beneficially owned by: (i) each director;
(ii) each director nominee; (iii) each executive officer named in the Summary Compensation Table in this Proxy Statement; and (iv) all current directors and executive officers as a group. As of March 25, 2010, we are not aware of any person who beneficially owns more than five percent (5%) of our common stock. The business address for each of the persons listed below is 6114 US 301 South, Four Oaks, North Carolina 27524. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that such power may be shared with a spouse. Fractional share amounts are rounded off to the nearest whole number.

             Name of                   Amount and Nature of
        Beneficial Owner              Beneficial Ownership(1)        Percent of Class(1)
        ----------------              ----------------------         ------------------
Ayden R. Lee, Jr.(2)                                  165,157                            2.2%
Paula Canaday Bowman(3)                                66,885                               *
William J. Edwards(4)                                  36,623                               *
Warren L. Grimes(5)                                    24,441                               *
Percy Y. Lee(6)                                        67,581                               *
Dr. R. Max Raynor, Jr.(7)                              40,045                               *
Clifton L. Painter(8)                                  53,671                               *
John W. Bullard(9)                                     54,331                               *
Jeff D. Pope(10)                                       21,413                               *
Michael A. Weeks(11)                                   32,069                               *
All Current Directors and
 Executive Officers as a Group
 (13 persons) (12)                                    601,077                            8.1%

-------------
*Less than 1%

(1) Based upon 7,458,430 shares of common stock outstanding on March 25, 2010. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who resides in the home of such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days of March 25, 2010 under outstanding stock options. Beneficial ownership may be disclaimed as to certain of the securities.
(2) Includes 9,400 shares subject to stock options which are exercisable within 60 days of March 25, 2010, and 34,725 shares owned by Mr. Lee's spouse who has sole voting and investment power with respect to such shares.
(3) Includes 830 shares subject to stock options which are exercisable within 60 days of March 25, 2010, and 47 shares owned by Ms. Bowman's spouse who has sole voting and investment power with respect to such shares.

(4) Includes 830 shares subject to stock options which are exercisable within 60 days of March 25, 2010, 2,684 shares owned by Mr. Edwards' spouse who has sole voting and investment power with respect to such shares, and 221 shares held in Mr. Edwards' name as custodian for his granddaughter.
(5) Includes 830 shares subject to stock options which are exercisable within 60 days of March 25, 2010, 10,631.3402 shares owned jointly with Mr. Grimes' spouse, and 2,153.4379 shares owned by Mr. Grimes' spouse who has sole voting and investment power with respect to such shares.
(6) Includes 830 shares subject to stock options which are exercisable within 60 days of March 25, 2010, and 46,092.331 shares owned jointly with Mr. Lee's spouse.
(7) Includes 830 shares subject to stock options which are exercisable within 60 days of March 25, 2010.
(8) Includes 4,910 shares subject to stock options which are exercisable within 60 days of March 25, 2010, 3,514 shares owned by Mr. Painter's spouse who has sole voting and investment power with respect to such shares, and 601 shares held in Mr. Painter's name as custodian for his child.
(9) Includes 20,777 shares subject to stock options which are exercisable within 60 days of March 25, 2010, and 9,937.7185 shares owned by Mr. Bullard's spouse who has sole voting and investment power with respect to such shares. Mr. Bullard disclaims beneficial ownership of the shares held by his spouse.
(10) Includes 4,700 shares subject to stock options which are exercisable within 60 days of March 25, 2010 and 2,985 shares pledged as security.
(11) Includes 830 shares subject to stock options which are exercisable within 60 days of March 25, 2010, 14,587 shares owned by Mr. Weeks' spouse who has sole voting and investment power with respect to such shares, and 477.156 shares held in Mr. Weeks' name as custodian for his children and grandchildren.
(12) For all current directors and executive officers as a group, includes a total of 55,342 shares subject to stock options which are exercisable within 60 days of March 25, 2010.

                    INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

     Our board of directors oversees our business and affairs and monitors the performance of management. In accordance with traditional corporate governance principles, our board of directors does not involve itself in day-to-day operations. Instead, directors keep themselves informed through, among other things, discussions with our Chief Executive Officer ("CEO"), other key executives and principal external advisers (legal counsel, outside auditors, investment bankers, and other consultants), reading reports and other materials that are provided to them, and by participating in board and committee meetings. Our directors are elected annually and hold office for a period of one year or until their successors are duly elected and qualified. Our board of directors, in its business judgment, has made an affirmative determination that each of Paula Canaday Bowman, William J. Edwards, Warren L. Grimes, Percy Y. Lee, Dr. R. Max Raynor, Jr., and Michael A. Weeks meet the definition of "independent director" as that term is defined in the Nasdaq Listing Rules.

     There are no family relationships between any of our directors or executive officers. There are no material proceedings to which any of our directors or executive officers, or any of their associates, is a party adverse to us or has a material interest adverse to us.

     To our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding during the last ten years (excluding traffic violations or similar misdemeanors), and none of our directors or executive officers was a party to any judicial or administrative proceeding during the last ten years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Board Leadership Structure

     Our CEO also serves as the Chairman of our board of directors and we have a Lead Independent Director with broad authority and responsibility. Our board of directors has determined that it is appropriate for Ayden R. Lee, Jr. to serve as both our CEO and Chairman at this time since Mr. Lee has the most familiarity with the company and its unique challenges from his position in senior management and since he is the longest serving member of our board of directors. As such, his ability to lead discussions on matters affecting our company maximizes the efficiency and productivity of the board of directors. Mr. Lee also acts as a bridge between management and the board of directors, helping both groups to act with a common purpose and thereby ensuring maximum value for shareholders.

     Michael A. Weeks currently serves as our Lead Independent Director. The Lead Independent Director's responsibilities include 1) presiding over all meetings of our board of directors at which the Chairman is not present, including executive sessions of the independent directors; 2) serving as liaison between the Chairman and the independent directors; 3) reviewing and providing input on the agenda and materials to be provided to directors in advance of each board meeting, in consultation with the Chairman; 4) adding items to the agenda, as necessary; 5) calling meetings of the independent directors, as necessary; 6) serving on our nominating and corporate governance committee; and 7) ensuring that he or she is available for consultation and direct communication, upon shareholder request. Our governance policy is that our independent directors will meet in executive sessions without the presence of members of our management at least quarterly. These meetings will occur in connection with regularly scheduled board meetings and from time to time as the independent directors deem necessary or appropriate.

     Given the experience of the current CEO-Chairman and the role of our Lead Independent Director to further promote the governance goals of effectively overseeing risk, actively developing and implementing corporate strategy and maximizing the efficiency and effectiveness of our board and its independent committees, the board of directors finds the combined CEO-Chairman role to be in the best long-term interest of our company and its shareholders at this time.

Board's Role in Risk Oversight

     We operate in a complex environment and are subject to a number of significant risks. Our board of directors works with our senior management to manage the various risks we face. The role of our board of directors is one of oversight of our risk management processes and procedures; the role of our management is to implement those processes and procedures on a daily basis and to identify, manage and mitigate the risks that we face. As part of its oversight role, our board of directors will regularly discuss, both with and without management present, our risk profile and how our business strategy effectively manages and leverages the risks that we face.

     To facilitate its oversight of our company, our board of directors has delegated certain functions (including the oversight of risks related to these functions) to board committees. Our audit and risk committee assists our board of directors in fulfilling its oversight responsibilities with regard to the identification, assessment, review, and reporting of risks inherent in our business and the control processes with respect to such risks. In this role, our audit and risk committee reviews and assesses the adequacy of the framework and related processes established to identify, evaluate, prioritize, monitor, and report on current and emerging internal and external risk exposures within and across business units and provides guidance to our board of directors on ensuring risk exposures are adequately evaluated and tolerances are appropriately measured and established. The audit and risk committee is also responsible for reviewing and concurring in the appointment of our company's chief risk officer and overseeing and evaluating the chief risk officer's performance. Our compensation committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions. Our nominating and corporate governance committee evaluates whether the composition of our board of directors and corporate governance policies and practices are appropriate to fulfill the board's fiduciary duties and respond to the risks that we face. The asset liability management committee, which is composed of four board members and certain members of management and reports to the full board, considers interest rate, liquidity, and other related risks, limits, and strategies. The roles of these committees are discussed in more detail below.

     Although our board of directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full board regarding its activities.

Board of Directors Meetings

     During the last fiscal year, our board of directors met fourteen (14)
regular times.   Each incumbent director attended seventy-five percent (75%) or more of the aggregate of the total number of board of directors meetings and the total number of meetings held by all committees of the board of directors on
which he or she served.    Our independent directors have resolved to hold
meetings, separate from management, at least four times a year.

     We do not have a stated policy regarding director attendance at our annual meeting of shareholders, but encourage our directors to attend each annual meeting of shareholders. At last year's annual meeting of shareholders, held on May 11, 2009, seven (7) directors were present and in attendance.

Board Committees

     Our board of directors has three standing committees: the audit and risk committee, the compensation committee, and the nominating and corporate governance committee.

     The Audit and Risk Committee. The audit and risk committee is composed of Warren L. Grimes (chairman), John W. Bullard, William J. Edwards, and Michael A. Weeks and operates under a written charter, which the board reviews and reassesses annually. The committee's charter is available on our website at http://www.fouroaksbank.com in the "Investor Information" section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Our board of directors, in its business judgment, has made an affirmative determination that each of Messrs. Grimes, Edwards, and Weeks meets the definition of "independent director" as that term is defined by Nasdaq Listing Rules and SEC rules, including the special independence requirements applicable to audit committee members. In addition, two members of our audit and risk committee have past financial experience resulting in their financial sophistication as required by Nasdaq Listing Rules.

     The board of directors has determined that Mr. Bullard meets the definition of "audit committee financial expert" as that term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Bullard does not meet the definition of "independent director" as that term is defined by Nasdaq Listing Rules or SEC rules and does not meet the special independence requirements applicable to audit committee members due to the transactions involving Mr. Bullard described under "Executive Compensation-2009 Director Compensation-Agreements with John W. Bullard." The board of directors nevertheless appointed Mr. Bullard to the audit and risk committee because it determined that it was in our best interest to utilize Mr. Bullard's significant financial experience through service on the audit and risk committee. In addition, our securities are quoted on the OTC Bulletin Board and are not listed on a national securities exchange. Therefore, neither the SEC nor the Nasdaq Listing Rules regarding independence are applicable to our board of directors.

     The audit and risk committee was established by our board of directors for the purpose of overseeing our risk management, our accounting and financial reporting processes and audits of our financial statements. The audit and risk committee reviews the results and scope of the annual audit and other services provided by our independent auditor and reviews our financial statements and audit letters provided by our independent auditor. The audit and risk committee is also responsible for reviewing our systems of internal control over financial reporting with management and the independent auditor. In addition, the audit and risk committee oversees our company's risk management, internal audit, and compliance functions and is responsible for hiring and setting the compensation of the independent auditor, reviewing and concurring in the appointment of our chief risk officer and general auditor, and reviewing and approving the evaluation and compensation of our chief risk officer, general auditor, and compliance officer. The audit and risk committee met thirteen (13) times during 2009.

     The Compensation Committee. The compensation committee is composed of Warren L. Grimes (chairman), Paula Canaday Bowman, and Dr. R. Max Raynor, Jr., each of whom the board, in its business judgment, has determined meets the definition of "independent director" as that term is defined by the Nasdaq Listing Rules. During 2009, the compensation committee met four (4) times. The committee operates pursuant to a charter that is available on our website at http://www.fouroaksbank.com in the "Investor Information" section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. The compensation committee may not delegate its authority to other persons under its charter.

     The compensation committee has two primary responsibilities: (i) assisting the board of directors in carrying out its responsibilities in determining the compensation of our CEO and executive officers as well as members of the board of directors; and (ii) establishing compensation policies that will attract and retain qualified personnel through an overall level of compensation that is comparable to, and competitive with, others in the industry and in particular, peer financial institutions. The compensation committee, subject to the provisions of our Nonqualified Stock Option Plan, also has authority in its discretion to determine the employees and directors to whom stock options shall be granted, the number of shares to be granted to each employee or director, and the time or times at which options should be granted. The CEO makes recommendations to the compensation committee about equity awards to our employees (other than the CEO).

     The CEO reviews the performance of our executive officers (other than the CEO) and, based on that review, the CEO makes recommendations to the compensation committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee with respect to his own compensation. The compensation committee approves all compensation decisions involving the CEO and our other executive officers.

     In 2009, the compensation committee engaged Matthews, Young & Associates, Inc., also known as Matthews, Young - Management Consulting, which assisted the compensation committee with a review of prevailing levels of directors' compensation in community banks. This consulting firm assisted the compensation committee with recommendations for directors' compensation in 2009 based on a market study of director pay in comparably sized community banks in the southeast and across the U.S. While the study revealed that our director's compensation was approximately 25% below the median of peer banks, the recommendation from the consulting firm was to forego an increase in director compensation in 2009. The recommendation was presented and approved by the compensation committee in January 2009.

     The Nominating and Corporate Governance Committee. The members of our nominating and corporate governance committee are Dr. R. Max Raynor, Jr. (chairman), Paula Canaday Bowman, Warren L. Grimes, and Michael A. Weeks, each of whom the board has determined, in its business judgment, meets the definition of "independent director" as that term is defined by the Nasdaq Listing Rules. During 2009, the nominating and corporate governance committee met one (1) time. The committee operates pursuant to a charter that is available on our website at http://www.fouroaksbank.com in the "Investor Information" section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Pursuant to the committee's charter, the board of directors has delegated certain responsibilities to the committee regarding nominations and criteria for proposing or recommending proposed nominees for election and re-election to the board of directors.

     To be considered by our nominating and corporate governance committee, a director nominee must have certain minimum qualifications, including the ability to read and understand basic financial statements, business experience, relevant industry knowledge, high moral character, meeting certain stock ownership requirements, having his or her primary banking relationship with us, meeting certain age requirements, and the willingness to devote sufficient time to attend meetings and participate effectively on the board of directors. When evaluating candidates, the committee considers the following attributes and corresponding criteria set forth by the committee: education, additional training, knowledge, work experience, perspective, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability, dedication, absence of conflicts of interest, independence, and any other relevant factors the committee deems appropriate in the context of the needs of our board of directors. The committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees.

     The nominating and corporate governance committee will consider, in the same manner and based on the same qualifications as its own nominations, shareholder nominations for directors. To be considered, a shareholder nomination must be sent to the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. The nomination must be received no later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting, and it must contain enough information regarding the nominee to permit the committee to assess the relevant qualifications of the nominee, such as biographical profile, list of affiliated companies, and potential conflicts of interest.

Shareholder Communications

     Our shareholders may communicate directly with the members of the board of directors or the individual chairmen of standing board committees by writing directly to those individuals at the following address: Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual unless we believe the communication may pose a security risk.

Code of Ethics

     Our board of directors has adopted a code of ethics (our "Code of Ethics") that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of our Code of Ethics is available at http://www.fouroaksbank.com in the "Investor Information" section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177). Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, our Code of Ethics on our website within four business days following the date of such amendment or waiver.

                                 Proposal No. 1

                             ELECTION OF DIRECTORS

     The following table and accompanying biographies provide information on our nominees for election to the board of directors:

                                                Positions and Offices with our Company
                               Director              & Business Experience During
Name                     Age    Since                    Past Five (5) Years
----                     ---   --------                  --------------------

Ayden R. Lee, Jr.        61      1983     Chairman of the Board of Directors, Chief Executive
                                          Officer, and President of Four Oaks Fincorp, Inc.
                                          and Four Oaks Bank & Trust Company

Michael A. Weeks         58      2007     Lead Independent Director of Four Oaks Fincorp, Inc.
                                          and Four Oaks Bank & Trust Company. Since 1987, Mr.
                                          Weeks has served as architect and President of
                                          Weeks Turner Architecture, P.A., a full service
                                          architectural firm. Mr. Weeks is also Member
                                          Manager of the following real estate development
                                          companies: PPPV, LLC, Atlantic Park, LLC, Weeks &
                                          Sherron, LLC, PTW Properties, LLC, Weeks Sherron &
                                          Turner, LLC, Serwee Associates, LLC, South Main
                                          Associates, LLC, Durant Business Center, LLC, Tryon
                                          Theater, LLC, Knightdale Business Partners, LLC,
                                          APMW, LLC, WRS, LLC, Mann's Chapel Properties, LLC
                                          and Bud Leigh, LLC. Mr. Weeks also serves as Member
                                          Manager of a family farm, Weeks Associates, LLC,
                                          and co-owner of Lake Wheeler Estates, LLC, a mobile
                                          home park. In addition, Mr. Weeks has diverse
                                          experience serving on various government, community
                                          and private boards.

Dr. R. Max Raynor, Jr.   52      2000     Director of Four Oaks Fincorp, Inc. and Four Oaks
                                          Bank & Trust Company. Dr. Raynor has been an
                                          optometrist since 1985 and owns Professional Eye
                                          Care, a full scope eye care practice, with
                                          locations in Benson, Clinton and Roseboro, North
                                          Carolina.

                                                Positions and Offices with our Company
                               Director              & Business Experience During
Name                     Age    Since                    Past Five (5) Years
----                     ---   --------                  --------------------
Paula Canaday Bowman     61       1989     Director of Four Oaks Fincorp, Inc. and Four Oaks
                                           Bank & Trust Company. Ms. Bowman is a retired
                                           school teacher. Since 2006, Ms. Bowman has served
                                           as director of Benson Area Medical Center.

William J. Edwards       66       1990     Director of Four Oaks Fincorp, Inc. and Four Oaks
                                           Bank & Trust Company. Since 1975, Mr. Edwards has
                                           served as President, Chief Executive Officer, and
                                           Chairman of the Board of Edwards Food Stores.

Percy Y. Lee             69       1992     Director of Four Oaks Fincorp, Inc. and Four Oaks
                                           Bank & Trust Company. Since 1975, Mr. Lee has
                                           served as President of T.R. Lee Oil Co., a retailer
                                           of LP gas, gasoline, oil, and garage work and
                                           inspection station. Mr. Lee is also the co-owner of
                                           Lee Brother's Partners, a rental property company
                                           and land developer, since 1990 and owner of Percy
                                           Lee Rental, a rental property company, since 2000.

Warren L. Grimes         61       1992     Director of Four Oaks Fincorp, Inc. and Four Oaks
                                           Bank & Trust Company. Since 2001, Mr. Grimes has
                                           served as Executive Director of Smithfield Housing
                                           Authority, which provides public housing for low
                                           income persons. Mr. Grimes has also served as
                                           Partner in Reedy Creek Direct Marketing Associates,
                                           a website hosting company, as Chief Financial
                                           Officer of Reedy Creek Technologies, a software
                                           development company, and owned and operated a
                                           private solid waste business for 22 years.

John W. Bullard          58       2008     Director of Four Oaks Fincorp, Inc. and Four Oaks
                                           Bank & Trust Company, Consultant to Four Oaks Bank
                                           & Trust Company. Since 2008, Mr. Bullard has owned
                                           Bullard Appraisals & Consulting, a real estate
                                           appraisal and consulting firm, and served as an
                                           associate broker with Keller Williams Realty, a
                                           residential and commercial real estate broker. From
                                           2003 until its merger with Four Oaks Bank & Trust
                                           Company in 2008, Mr. Bullard served as President
                                           and Chief Executive Officer and a director of
                                           LongLeaf Community Bank. Mr. Bullard was appointed
                                           to the board of directors of Four Oaks Fincorp,
                                           Inc. and Four Oaks Bank & Trust Company pursuant to
                                           the merger agreement entered in connection with the
                                           merger of LongLeaf Community Bank with and into
                                           Four Oaks Bank & Trust Company.

Factors Bearing on Qualifications of Directors and Nominees

     The experience, qualifications, attributes, skills and other factors that lead our board of directors to conclude that each of our directors listed in the table above should serve or continue to serve as a director are described below.

Ayden R. Lee, Jr.

     - Management experience and understanding of our goals, values and culture through service as Chief Executive Officer since 1980, a director since 1983, President since 1989, and Chairman of the Board of Directors since 2006;
     - Extensive knowledge of the banking industry and experience with various regulatory agencies;
     - Accounting background and ability to read and analyze financial information;
     -    Leadership  skills  and  ability to work with and motivate others; and
     -    Visible  and  active  community  leader.

Michael A. Weeks

     - Understanding of our culture, values and goals through service as a director of our company since 2007;
     - Management experience through managing, operating, and growing a successful architectural firm since 1987;
     - Ability to read and analyze financial statements and communicate with accounting professionals;
     - Knowledge of the real estate market in a portion of our banking market through managing various real estate development companies;
     - Familiarity with regulatory agencies and procedures gained from his broad-ranging experience on government and private boards and his real estate development activities; and
     -    Visible  and  active  community  leader.

Dr. R. Max Raynor, Jr.

     - Understanding of our goals, values and culture through service as a director of our company since 2000;
     - Management experience through managing, operating, and growing a successful eye care practice since 1985;
     - Ability to identify with the financial needs of small and mid-sized businesses, which is an important segment of our customer base; and
     -    Visible  and  active  community  leader.

Paula Canaday Bowman

     - Understanding of our goals, values and culture through service as a director of our company since 1989;
     - Varied prior board experience through service on the nominating and corporate governance committee and the compensation committee and as director of Benson Area Medical Center;
     -    Knowledge  of  the  economy  in  a  large part of our market area; and
     - Substantial personal financial interest in our long-term growth, stability and success because of her ownership of our stock.

William J. Edwards

     - Understanding of our goals, values and culture through service as a director of our company since 1990;
     -    Ability  to  read  and  analyze  financial  statements;
     - Management experience through managing, operating, and growing a successful retail company since 1975; and
     - Ability to identify with the financial needs of small and mid-sized businesses, which is an important segment of our customer base.

Percy Y. Lee

     - Understanding of our goals, values and culture through service as a director of our company since 1992;
     - Management experience through managing, operating, and growing a successful retail and service company since 1975;
     - Ability to identify with the financial needs of small and mid-sized businesses, which is an important segment of our customer base; and
     - Knowledge of the real estate market in a portion of our banking market through ownership of rental property companies.

Warren L. Grimes

     - Understanding of our goals, values and culture through service as a director of our company since 1992;
     -    Ability  to  read  and  analyze  financial  statements;
     - Management experience as owner and operator of a private solid waste business for 22 years; and
     - Familiarity with regulatory agencies and procedures gained from service as executive director of a public housing authority.

John W. Bullard

     - Understanding of our goals, values and culture through service as a director of our company since 2008;
     - Executive management experience and extensive knowledge of the banking industry through service as President and Chief Executive
          Officer and a director of LongLeaf Community Bank and various positions with other banks;
     - Ability to read and analyze financial statements and communicate with accounting professionals;

     - Knowledge of the real estate market in a portion of our banking market through experience as a real estate appraiser and broker; and
     -    Visible  and  active  community  leader.

Number of Directors and Term

     The number constituting our board of directors must be at least five (5), but not more than twenty-one (21). The number of directors within this variable range may be fixed or changed from time to time by our shareholders or our board of directors. Our board of directors has set the number of directors at eight
(8). The members of our board of directors are elected by our shareholders to serve one (1) year terms.

     All of our directors hold office until the next annual meeting or until their successors are elected and qualified. Each of our executive officers holds office until his or her death, resignation, retirement, removal, disqualification or until his or her successor is appointed and qualifies. Our board of directors has no reason to believe that the persons named above as nominees will be unable or will decline to serve as a director if elected. However, in the event of death or disqualification of any nominee or refusal or inability of any nominee to serve, it is the intention of the proxyholders to vote for the election of such other person or persons as the proxyholders determine in their discretion; but in no circumstance will the proxy be voted for more than eight (8) nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

Vote Requirement

     Pursuant to North Carolina law, the eight (8) candidates who receive the highest number of votes will be elected as directors.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted in the election of directors and will not be included in determining which candidates received the highest number of votes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

                        AUDIT AND RISK COMMITTEE REPORT

     As described above, the audit and risk committee of our board of directors is composed of Warren L. Grimes (chairman), John W. Bullard, William J. Edwards, and Michael A. Weeks and operates under a written charter adopted by the board of directors, which is available on our website at http://www.fouroaksbank.com in the "Investor Information" section under the listing for governance documents.

     The members of the audit and risk committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of accounting or auditing, including with respect to auditor independence. Management is responsible for our internal control over financial reporting and the financial reporting process, including the presentation and integrity of our financial statements. Our independent auditor is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The audit and risk committee's responsibility is to monitor and oversee these processes. The audit and risk committee also hires and sets the compensation for our independent auditor. Members of the audit and risk committee rely without independent verification on the information provided to them and on representations of management and our independent auditor.

     Accordingly, the audit and risk committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit and risk committee's considerations and discussions referred to below do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that our financial statements are presented in accordance with accounting principles generally accepted in the United States of America, or that our auditors are in fact "independent."

     In this context, the audit and risk committee has met and held discussions with our management, who represented to the audit and risk committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The audit and risk committee has reviewed and discussed the consolidated financial statements with both management and the independent auditor. The audit and risk committee also discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. Our independent auditor also provided to the audit and risk committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor's communications with the audit and risk committee concerning independence, and the audit and risk committee has discussed with the independent auditor its independence.

     Based upon the audit and risk committee's discussions with management and the independent auditor and the audit and risk committee's review of our consolidated financial statements, representations of management, and the report of the independent auditor to the audit and risk committee, and subject to the limitations on the role and responsibility of the audit and risk committee referred to above and the audit and risk committee charter, the audit and risk committee recommended that our board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

                            Audit and Risk Committee
                          Warren L. Grimes (chairman)
                                John W. Bullard
                               William J. Edwards
                                Michael A. Weeks

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     Certain information regarding our executive officers is set forth below. Executive officers are appointed by our board of directors, or a duly appointed officer if authorized by the board of directors, to hold office until their death, resignation, retirement, removal, disqualification or until their successor is appointed and qualifies. Information regarding Mr. Lee is included in the director profiles set forth above.

                           Executive
                            Officer     Positions and Offices with our Company & Business
Name                 Age     Since            Experience During Past Five (5) Years
----                 ---   --------           -------------------------------------

Ayden R. Lee, Jr.     61      1980     Chief Executive Officer and President of Four Oaks
                                       Fincorp, Inc. and Four Oaks Bank & Trust Company

Clifton L. Painter    60      1989     Senior Executive Vice President, Chief Operating
                                       Officer and Chief Credit Officer of Four Oaks Fincorp,
                                       Inc. and Four Oaks Bank & Trust Company. Mr. Painter
                                       has been our Senior Executive Vice President since
                                       1990, Chief Operating Officer since 1993, and Chief
                                       Credit Officer since 2005. From 1989 to 1990, Mr.
                                       Painter served as Senior Vice President, as City
                                       Executive from 1988 to 1993, and as Vice President and
                                       Branch Manager from 1986 to 1988.

Nancy S. Wise         54      1992     Executive Vice President, Chief Financial Officer of
                                       Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
                                       Company. Ms. Wise has been our Executive Vice
                                       President and Chief Financial Officer since 2005. She
                                       joined our company as Senior Vice President and Chief
                                       Financial Officer in 1991.

W. Leon Hiatt, III    42      1996     Executive Vice President of Four Oaks Fincorp, Inc. and
                                       Four Oaks Bank & Trust Company, Chief Administrative
                                       Officer of Four Oaks Bank & Trust Company. Mr. Hiatt
                                       has been our Executive Vice President and Chief
                                       Administrative Officer of Four Oaks Bank & Trust
                                       Company since 2005. From 1996 to 2004, he served as
                                       our Senior Vice President, and from 1994 to 1996, he
                                       served as our Credit Administrator.

Jeff D. Pope          53      2004     Executive Vice President of Four Oaks Fincorp, Inc. and
                                       Four Oaks Bank & Trust Company, Chief Banking Officer
                                       of Four Oaks Bank & Trust Company. Mr. Pope has been
                                       our Executive Vice President and Chief Banking Officer
                                       of Four Oaks Bank & Trust Company since January 2009.
                                       From 2005 until January 2009, he served as Executive
                                       Vice President and Branch Administrator, and from 2000
                                       until 2005, he served as Senior Vice President and
                                       Regional Executive.

Lisa S. Herring       34      2009     Executive Vice President of Four Oaks Fincorp, Inc. and
                                       Four Oaks Bank & Trust Company, Chief Risk Officer of
                                       Four Oaks Bank & Trust Company. Ms. Herring has been
                                       our Executive Vice President and Chief Risk Officer of
                                       Four Oaks Bank & Trust Company since July 2009. From
                                       2005 until July 2009, Ms. Herring served as our Senior
                                       Vice President and General Auditor. From 2002 until
                                       2005, Ms. Herring served as our Vice President and
                                       General Auditor.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

     The following table shows the annual and long-term compensation paid to, or accrued by us for, our CEO and our next two most highly compensated executive officers for services rendered to us during the fiscal years ended December 31, 2008 and 2009. We refer to the persons identified on the table below as our "named executive officers."

                                                                Non-equity
                                                                 incentive
                                                    Option         plan        All other
Name and Principal            Salary    Bonus       awards      compensation  compensation     Total
    Position         Year      ($)       ($)        ($)(1)        ($)(2)         ($)(3)         ($)
    --------         ----     ------    -----       ------      ------------  ------------     ------

Ayden R. Lee, Jr.,   2009   $  262,257 $    200 $        10,644            - $    3,499 (4) $   276,600
Chairman, Chief
Executive Officer
and President        2008   $  262,257 $    200 $        16,109 $     50,100 $   12,551 (5) $   341,217

Clifton L. Painter,  2009   $  163,286 $    200 $         5,535            - $    3,215 (6) $   172,236
Senior Executive
Vice President,
Chief Operating
Officer and
Chief Credit Officer 2008   $  163,286 $    200 $         8,377 $     25,050 $   11,021 (7) $   207,934

Jeff D. Pope,        2009   $  152,174 $    200 $         5,322            - $    3,048 (8) $   160,744
Executive Vice
President,
Chief Banking
Officer              2008   $  147,743 $    200 $         8,055 $     25,050 $     9,841(9) $   190,889

(1) Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, Compensation - Stock Options ("ASC Topic 718") of the option awards granted to each of our named executive officers. Assumptions used in the calculation of this amount for the fiscal years ended December 31, 2008 and 2009 are included in Note O of our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on March 31, 2010.
(2) These amounts are the cash awards to the named executive officers under our 2008 Bonus Plan. These cash awards were earned as of December 31, 2008, but paid out in February 2009, respectively. There was no Bonus Plan for 2009.
(3)  The amounts  shown  reflect  for  each  named  executive  officer:
     - contributions by us to each named executive officer under our Four Oaks Bank & Trust Company Retirement Plan;
     -    contributions  by us under the Employee Stock Ownership Plan ("ESOP");
          and
     -    the  value  attributable  to  term life insurance premiums paid by us.

(4) Includes $3,109 in contributions under our Four Oaks Bank & Trust Company Retirement Plan and $390 in life insurance premiums paid by us on behalf of the named executive officer.
(5) Includes $2,920 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $9,200 in contributions under our ESOP, and $431 in life insurance premiums paid by us on behalf of the named executive officer.
(6) Includes $2,825 in contributions under our Four Oaks Bank & Trust Company Retirement Plan and $390 in life insurance premiums paid by us on behalf of the named executive officer.
(7) Includes $2,570 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $8,020 in contributions under our ESOP, and $431 in life insurance premiums paid by us on behalf of the named executive officer.
(8) Includes $2,658 in contributions under our Four Oaks Bank & Trust Company Retirement Plan and $390 in life insurance premiums paid by us on behalf of the named executive officer.
(9) Includes $2,337 in contributions under our Four Oaks Bank & Trust Company Retirement Plan, $7,073 in contributions under our ESOP, and $431 in life insurance premiums paid by us on behalf of the named executive officer.

Amended and Restated Executive Employment Agreements

     On December 11, 2008, we entered into Amended and Restated Executive Employment Agreements (the "Employment Agreements") with the CEO and the other named executive officers. The Employment Agreements provide the named executive officers a base annual salary that may be increased at the discretion of the board of directors and also provide for additional benefits generally available to executive personnel and to all salaried employees, including insurance benefits, sick leave, and reimbursement of expenses incurred in the course of performing duties under the Employment Agreement. Each Employment Agreement provides for termination by us for Cause or Disability (each as defined in the Employment Agreements) of the executive officer as well as by us without Cause. In the event the executive officer's employment is terminated without Cause prior to a Change in Control (as defined in the Employment Agreements) or because of Disability, the executive officer is entitled to receive as a lump sum an amount equal to his then current monthly salary for the greater of six months or the then remaining term of the Employment Agreement.

     The Employment Agreements with each of our named executive officers also provide for certain severance benefits in the event the executive officer's employment is terminated within two years following a Change in Control. If the executive officer's employment is terminated by us within two years following a Change in Control without Cause or if the executive officer terminates his employment for Good Reason within two years following a Change in Control, then the executive officer is entitled to receive as a lump sum a severance payment equal to two times his most recent annual compensation, including the amount of his most recent bonus. In addition, the named executive officer is entitled to reimbursement for additional costs he incurs in obtaining health insurance benefits equivalent to the group benefit plan in which he participated prior to termination of employment for a 24-month period following the termination of employment or, if sooner, until he obtains comparable coverage in connection with subsequent employment.

2009 Stock Option Grants

     Grants of stock options to our named executive officers under our Nonqualified Stock Option Plan are made completely at the discretion of the board of directors or the compensation committee after a fiscal year is ended based upon the actual performance of our common stock, the compensation committee's discretionary assessment of an individual's performance and responsibilities, and position with the company. Historically, the board of directors has granted options during its annual February meeting following the end of a fiscal year. The following table contains information about the option grants made to our named executive officers in 2009.

               2009 Outstanding Equity Awards at Fiscal Year-End

                               Number of          Number of
                               Securities         Securities
                               underlying         underlying
                               unexercised        unexercised      Option
                                 options            options        Exercise
                                   (#)                (#)           Price     Option Expiration
          Name                 Exercisable       Unexercisable       ($)             Date
-------------------------  ------------------- -----------------  ---------- --------------------
Ayden R. Lee, Jr.                           -          5,000 (1)  $     8.64            2/25/2014
                                     5,000 (2)                -   $    15.55            2/25/2012
                                     4,400 (3)                -   $    24.41            2/26/2011
                                     5,500 (4)                -   $    16.73            2/21/2010

Clifton L. Painter                          -          2,600 (1)  $     8.64            2/25/2014
                                     2,600 (2)                -   $    15.55            2/25/2012
                                     2,310 (3)                -   $    24.41            2/26/2011
                                     2,853 (4)                -   $    16.73            2/21/2010

Jeff D. Pope                                -          2,500 (1)  $     8.64            2/25/2014
                                     2,500 (2)                -   $    15.55            2/25/2012
                                     2,200 (3)                -   $    24.41            2/26/2011
                                     2,715 (4)                -   $    16.73            2/21/2010

(1) Option was granted on February 25, 2009 pursuant to our Nonqualified Stock Option Plan. This option has a two-year vesting period and expires five years after the date of grant.
(2) Option was granted on February 25, 2008 pursuant to our Nonqualified Stock Option Plan. This option is fully vested and exercisable and expires four years after the date of grant.
(3) Option was granted on February 26, 2007 pursuant to our Nonqualified Stock Option Plan. This option is fully vested and exercisable and expires four years after the date of grant.
(4) Option was granted on February 21, 2006 pursuant to our Nonqualified Stock Option Plan. This option is fully vested and exercisable and expires four years after the date of grant.

     All of the options listed above expire on the earlier of the date indicated in the option expiration date column or 15 months after termination of the recipient's employment, except in cases of death or disability. Options may be exercised to the extent they are vested. Upon termination of employment, all unvested options are forfeited, except in cases of death or disability, in which case the vesting is accelerated. Upon a merger in which we are not the surviving corporation, or liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

SERP

     Under the terms of the SERP adopted for Ayden R. Lee, Jr. by our subsidiary, Four Oaks Bank & Trust Company, upon Mr. Lee's retirement from the bank, the bank will provide him with supplemental annual payments for the remainder of his life. The purpose of the SERP is to encourage Mr. Lee to remain as an employee of the bank and to reward him for contributing materially to the success of the bank. Under the SERP, upon Mr. Lee's retirement on or after the normal retirement age of 65, the bank will be obligated to pay Mr. Lee in monthly installments an annual payment in an amount which, when added to Mr. Lee's 401(k) benefits (based on future estimated amounts) and social security benefits (based on future estimated amounts), will ensure Mr. Lee a total normal retirement benefit equal to 75% of his Average Annual Compensation (as defined in the SERP) on the date of his retirement. If Mr. Lee retires before age 65, the annual payment as a percentage of Mr. Lee's normal retirement benefit will vary (from 58% of normal retirement benefit at age 55 to 100% at age 62). The annual payments, which we are obligated to pay Mr. Lee each year after his retirement, are subject to certain limitations, including a maximum limit of $50,000 per year. In the event of a change of control (as defined in the SERP) of Four Oaks Fincorp, Inc. or the bank and termination of Mr. Lee's employment within 24 months thereafter (for any reason, except termination by the bank for cause), Mr. Lee will be entitled to receive a lump sum cash payment equal to the actuarial equivalence of the greater of (i) the amount he would have been entitled to had he retired on such date or (ii) the amount of his pro rata normal retirement benefit under the SERP as of such date.

Qualified Retirement Plans

     We sponsor the Four Oaks Bank & Trust Company Retirement Plan, which is a contributory profit-sharing plan in effect for substantially all employees. Participants may make voluntary contributions resulting in salary deferrals in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended. The plan provides for employee contributions as a percentage of their annual salary up to the limit allowed by the Internal Revenue Service. We typically contribute matching funds of 25% of the first 6% of pre-tax salary contributed by each participant; however, contributions under the plan are made at the discretion of our board of directors.

     We also sponsor the ESOP that makes our employees owners of stock in the company. The Four Oaks Bank & Trust Company's Employee Stock Ownership Trust is available to full-time employees at least 21 years of age after six months of service. Contributions are voluntary by the company and employees cannot contribute. Stock issued is purchased on the open market, and we do not issue new shares in conjunction with the plan. Voluntary contributions are determined by our board of directors annually based on our performance and are allocated to employees based on annual compensation.

     These plans apply to all qualified employees, including the named executive officers.

Severance and Change in Control Arrangements

     Employment Agreements. As described in the "Amended and Restated Executive Employment Agreements" section above, we have Employment Agreements with each named executive officer and those Employment Agreements contain certain severance arrangements. As described above, if the executive officer's employment is terminated without Cause prior to a Change in Control or because of Disability, the executive officer is entitled to receive as a lump sum an amount equal to his or her then current monthly salary for the greater of six months or the then remaining term of the Employment Agreement. In addition, the executive officer is entitled to receive certain severance benefits if his or her employment is terminated by us without Cause or by the executive officer for Good Reason within two years following a Change in Control. For purposes of the Employment Agreements, a Change in Control means one or more of the following occurrences:

     -    A corporation,  person  or  group  acting  in concert, as described in
          Section 14(d)(2) of the Exchange Act, holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of shares of voting capital stock of Four Oaks Fincorp, Inc., which constitutes more than 33% of the company's then outstanding shares entitled to vote.

     - The consummation of a merger, share exchange, consolidation, or reorganization involving Four Oaks Fincorp, Inc. and any other corporation or entity as a result of which less than 50% of the combined voting power of Four Oaks Fincorp, Inc. or of the surviving or resulting corporation or entity after such transaction is held in the aggregate by the holders of the combined voting power of the outstanding securities of Four Oaks Fincorp, Inc. immediately prior to such transaction.

     - All or substantially all of the assets of Four Oaks Bank & Trust Company or Four Oaks Fincorp, Inc. are sold, leased, or disposed of in one transaction or a series of related transactions.

     - An agreement, plan, contract, or other arrangement is entered into providing for any occurrence which, as defined in the Employment Agreements, would constitute a Change in Control.

     Each of the Employment Agreements provides that if the executive officer's employment is terminated following a Change in Control under the circumstances described above, he or her is entitled to receive a lump sum, cash severance payment equal to two times the amount of his or her most recent annual compensation, including the amount of his or her most recent bonus. In addition, the named executive officer is entitled to reimbursement for additional costs he or she incurs in obtaining health insurance benefits equivalent to the group benefit plan in which he or she participated prior to termination of employment for a 24-month period following the termination of employment or, if sooner, until he or she obtains comparable coverage in connection with subsequent employment.

     Nonqualified Stock Option Plan. Our Nonqualified Stock Option Plan and the stock option agreements with each named executive officer provide the following:

     - In the event of any termination of a named executive officer's employment that is either for cause or voluntary on the part of the officer and without our written consent, the options held by such officer immediately terminate.

     - In the event that (i) we are liquidated, (ii) we merge or consolidate with another entity and are not the surviving or resulting corporation (an "Acceleration Event"), or (iii) we sell all or substantially all of our assets, the vesting period accelerates for options held by all named executive officers and such options are treated as fully vested immediately prior to such Acceleration Event. The named executive officers then have the right to exercise the fully vested options before the effective date of the Acceleration Event and, to the extent not exercised before the effective date of the Acceleration Event, such options terminate.

     - In the event that the named executive officer's employment shall otherwise terminate (except by reason of his or her death), such officer may exercise his or her options (to the extent vested) at any time within 15 months after such termination but not more than four years after the date of the option grant for awards granted prior to 2009 and not more than five years after the date of the option grant for awards granted beginning in 2009. In the event that a named executive officer shall die while employed by the company or within 15 months after the termination of employment, any legatee by will, personal representative or distribution of the options, may exercise the officer's options (to the extent vested) at any time within 15 months after his or her death but not more than four years after the date of the option grant for awards granted prior to 2009 and not more than five years after the date of the option grant for awards granted beginning in 2009.

     SERP. Pursuant to Mr. Lee's SERP, in the event of a change in control of Four Oaks Fincorp, Inc. or Four Oaks Bank & Trust Company and termination of Mr. Lee's employment within 24 months thereafter (for any reason, except termination by the bank for cause), Mr. Lee will be entitled to receive a lump sum cash payment equal to the actuarial equivalence of the greater of (i) the amount he would have been entitled to had he retired on such date or (ii) the amount of his pro rata normal retirement benefit under the SERP as of such date.

     Insurance. Upon the death of an executive, he or she is entitled to the life and accidental death and dismemberment insurance proceeds available through our benefit plans.

                           2009 Director Compensation

     We use a combination of cash and option awards to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, we consider the significant amount of time directors expend in fulfilling their duties to us as well as the skill level required.

     Our non-management directors were paid fees of $1,275 per month in 2009. In addition, the non-management chairman of each board committee was paid $375 and the other non-management directors were paid $325 for each board committee meeting they attended. During 2009, all of the non-management directors were paid a discretionary cash Christmas bonus of $200.

     The table below summarizes the compensation paid by us to non-management directors for the fiscal year ended December 31, 2009.

                                        Fees Earned or       Option           All Other
               Name                      Paid in Cash        Awards          Compensation         Total
               (1)                           ($)            ($) (2)           ($) (3)              ($)
----------------------------------     ---------------- ---------------- ------------------- ----------------
Paula Canaday Bowman                   $         17,575 $          1,064  $              200  $        18,839
William J. Edwards                     $         22,950 $          1,064  $              200  $        24,214
Warren L. Grimes                       $         23,025 $          1,064  $              200  $        24,289
Percy Y. Lee                           $         19,525 $          1,064  $              200  $        20,789
Dr. R. Max Raynor, Jr.                 $         17,625 $          1,064  $              200  $        18,889
Michael A. Weeks                       $         23,100 $          1,064  $              200  $        24,364
John W. Bullard                        $         22,150 $          1,064  $          119,800  $       143,014

     (1) Ayden R. Lee, Jr., our Chairman, President, and Chief Executive Officer, is not included in the table as he is an employee and thus receives no additional compensation for his services as a director. The compensation received by Mr. Lee as our employee is shown in the Summary Compensation Table that appears earlier in this Proxy Statement.

     (2) Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note O of our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on March 31, 2010. As of December 31, 2009, each director has the following number of options outstanding: Paula Canaday Bowman 1,742; William J. Edwards 1,742; Warren L. Grimes 1,742; Percy Y. Lee 1,742; Dr. R. Max Raynor, Jr. 1,742; Michael A. Weeks 1,742; and John W. Bullard 21,277. Mr. Bullard received 20,777 options as a result of the assumption of LongLeaf Community Bank stock options in connection with the 2008 merger of LongLeaf Community Bank with and into Four Oaks Bank & Trust Company and not as compensation for service on the board of directors.
     (3) Reflects a discretionary cash bonus of $200 for each director, $50,000 in consulting fees paid to Mr. Bullard and $69,600 in severance payments to Mr. Bullard during 2009.

Agreements with John W. Bullard

     On April 28, 2008, John W. Bullard was appointed to the boards of directors of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company pursuant to the terms of the merger agreement, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and LongLeaf Community Bank, dated December 10, 2007 (the "Merger Agreement"). Prior to the completion of the merger on April 17, 2008, Mr. Bullard served as LongLeaf Community Bank's President and Chief Executive Officer and as one of its directors. Under the terms of the Merger Agreement, we agreed to cause, as soon as reasonably practicable after the later of (A) the effective time of the Merger Agreement or (B) our first annual meeting following the date of the Merger Agreement, Mr. Bullard to be elected or appointed to the boards of directors of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company, conditional upon Mr. Bullard's consent thereto and upon obtaining any necessary regulatory approvals.

     On April 17, 2008, pursuant to the terms of the Merger Agreement, Mr. Bullard's employment agreement with LongLeaf Community Bank was terminated without "cause" (as defined in his employment agreement). In connection with the termination of his employment agreement with LongLeaf Community Bank, Mr. Bullard will receive approximately $298,069, which represents the amount payable as severance upon termination without cause in connection with a change in control under his employment agreement with LongLeaf Community Bank, to be paid in 36 equal monthly installments commencing with the first full calendar month following the closing of the merger.

     Also on April 17, 2008 and pursuant to the terms of the Merger Agreement, Mr. Bullard entered into a three-year consulting agreement with Four Oaks Bank & Trust Company. Under the terms of the agreement, Mr. Bullard will provide such consulting services as may be reasonably requested by Four Oaks Bank & Trust Company upon reasonable notice to Mr. Bullard. He will receive an annual retainer of $50,000, to be paid in substantially equal monthly installments, in exchange for his services and for certain obligations contained in the consulting agreement. Four Oaks Bank & Trust Company will also pay expenses reasonably incurred by Mr. Bullard in rendering his consulting services.

     The consulting agreement may be terminated by Mr. Bullard upon 30 days' written notice to Four Oaks Bank & Trust Company. Four Oaks Bank & Trust Company may terminate the consulting agreement only if Mr. Bullard materially breaches the agreement or engages in dishonesty, fraud, felonious conduct or other conduct that is materially injurious to Four Oaks Bank & Trust Company. In the event the consulting agreement is terminated, regardless of the reason for such termination, Mr. Bullard will be entitled to receive payment of the monthly retainer amount, prorated through the last date he performs services and reimbursement of any then outstanding expenses.

     Pursuant to the terms of the consulting agreement, Mr. Bullard agreed that, for a period of three years from the closing of the merger (regardless of whether the consulting agreement may have been terminated earlier than the end of that period), he will not:

     - compete with Four Oaks Bank & Trust Company, directly or indirectly, on his own or on another's behalf, in Richmond County, North Carolina, any county in North or South Carolina that is contiguous to Richmond County, or any other county in which Four Oaks Bank & Trust Company maintains a business office on the date of termination of the consulting agreement; or

     - hire, offer employment to or otherwise solicit for employment any person who is employed by Four Oaks Bank & Trust Company at any time during the three-year period following the closing date of the merger or who was employed by Four Oaks Bank & Trust Company as of that date.

     The consulting agreement does not prohibit Mr. Bullard from providing appraisal or appraisal review services for lending institutions as an independent contractor. Ownership by Mr. Bullard, directly or indirectly, of not more than one percent of the issued and outstanding stock of any bank or company whose shares are regularly traded on a national securities exchange or in the over-the-counter market will not violate the non-competition provision.

     In connection with the execution of the Merger Agreement, Mr. Bullard entered into a voting agreement on December 10, 2007 with us under which he agreed to vote his shares in favor of the merger and not to make any transfers of his stock prior to closing. At closing, Mr. Bullard beneficially owned 59,981 shares of LongLeaf Community Bank common stock and held options to purchase an aggregate of 18,000 shares of LongLeaf Community Bank common stock. As a result of the merger, Mr. Bullard's LongLeaf Community Bank common stock was converted into 32,508 shares of Four Oaks Fincorp, Inc. common stock. In addition, Four Oaks Fincorp, Inc. assumed all outstanding and unexercised options to purchase LongLeaf Community Bank common stock, resulting in Mr. Bullard receiving options to purchase 20,777 shares of Four Oaks Fincorp, Inc. common stock at an exercise price of $10.92 and with an expiration date of July 18, 2015.

                      Equity Compensation Plan Information

     We maintain a Nonqualified Stock Option Plan and an Employee Stock Purchase and Bonus Plan. Neither of these plans are required to be, or has been, approved by our shareholders. We have also assumed (i) certain outstanding stock options granted under the LongLeaf Community Bank Director Stock Option Plan and LongLeaf Community Bank Employee Stock Option Plan in connection with our acquisition of LongLeaf Community Bank in April 2008 and (ii) certain outstanding stock options granted under the Nuestro Banco 2007 Nonstatutory Stock Option Plan and Nuestro Banco 2007 Incentive Stock Option Plan in connection with our acquisition of Nuestro Banco in December 2009. The following table sets forth aggregate information regarding our equity compensation plans as of December 31, 2009:

                                         (a)                    (b)                    (c)
                                                                               Number of securities
                                                                             remaining available for
                                                                                      future
                               Number of securities to    Weighted-average    issuance under equity
                                be issued upon exercise  exercise price of      compensation plans
         Plan Category          of outstanding options, outstanding options,  (excluding securities
                                  warrants and rights    warrants and rights reflected in column (a))
-----------------------------------------------------------------------------------------------------
Equity compensation plans
 approved by security holders                      N/A                   N/A                     N/A
Equity compensation plans not
 approved by security holders               184,738 (1)               $15.48              673,805 (2)
                               ------------------------ -------------------- ------------------------

Total                                          184,738                $15.48              673,805
                               ======================== ==================== ========================

     (1) Represents shares issuable upon exercise of outstanding stock options under our Nonqualified Stock Option Plan. Excludes 116,001 shares issuable upon exercise of outstanding stock options assumed in the acquisition of LongLeaf Community Bank, which have a weighted-average exercise price of $10.92 per share, and 13,928 shares issuable upon exercise of outstanding stock options assumed in the acquisition of Nuestro Banco, which have a weighted-average exercise price of $40.79 per share.

     (2) Includes 508,870 shares of our common stock remaining available for future issuance under our Nonqualified Stock Option Plan and 164,935 shares of our common stock remaining available for future issuance under our Employee Stock Purchase and Bonus Plan.

Nonqualified Stock Option Plan

     The Nonqualified Stock Option Plan (the "Option Plan") provides for grants of nonqualified stock options to officers and directors of our company and its subsidiaries. The Option Plan is administered by the compensation committee of our board of directors, which has broad discretionary authority to administer the Option Plan. The board of directors may amend or terminate the Option Plan at any time, but no amendment or termination of the Option Plan may adversely affect the rights of optionees under prior awards without the optionees' approval.

     The Option Plan provides that the exercise price and number of shares subject to outstanding options will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, consolidation, or similar transaction involving a change in our capitalization. Upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

     As of March 25, 2010, 1,542,773 shares had been reserved for issuance under the Option Plan. As of March 25, 2010, there were 205,750 outstanding stock options, and 447,845 shares remained available for future grants. During 2009, options to purchase 58,075 shares of our common stock were granted at an average exercise price of $8.64 per share. On September 1, 2009, we increased the number of shares reserved for issuance under the Option Plan by 200,000 shares from 1,342,773 to 1,542,773 shares.

Employee Stock Purchase and Bonus Plan

     The Employee Stock Purchase and Bonus Plan (the "Purchase Plan") is a voluntary plan that enables full-time employees of our company and its subsidiaries to purchase shares of our common stock. The Purchase Plan is administered by the compensation committee of our board of directors, which has broad discretionary authority to administer the Purchase Plan. The board of directors may amend or terminate the Purchase Plan at any time. The Purchase Plan is not intended to be qualified as an employee stock purchase plan under
Section 423 of the Internal Revenue Code.

     Once a year, participants in the Purchase Plan may purchase our common stock at fair market value equal to 5% of their compensation, up to $1,000. We match in cash 50% of the amount of each participant's purchase, up to $500. After we withhold for income and employment taxes, participants use the balance of our matching grant to purchase shares of our common stock.

     The Purchase Plan will terminate upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets. The Purchase Plan provides that the number of shares reserved for issuance thereunder will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, consolidation, or similar transaction involving a change in our capitalization.

     As of March 25, 2010, 368,554 shares of our common stock had been reserved for issuance under the Purchase Plan, and 203,619 shares had been purchased. During 2009, 23,063 shares were purchased under the Purchase Plan. On September 1, 2009, we increased the number of shares reserved for issuance under the Purchase Plan by 100,000 shares from 268,554 to 368,554 shares.

                              Certain Transactions

     Certain of our directors and executive officers, members of their immediate families, and entities with which they are involved are customers of, and borrowers from, Four Oaks Bank & Trust Company in the ordinary course of business. Since January 1, 2008, loans outstanding to our directors and executive officers and their associates as a group amounted to a maximum of approximately $4,411,000 or 5.70% of the equity capital of the bank. All outstanding loans and commitments included in such transactions are made substantially on the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with other customers.
In the opinion of management, these loans do not involve more than normal risk of collectibility or contain other unfavorable features.

     We sold $12 million aggregate principal amount of subordinated promissory notes in several closings from May through August 2009. In the initial closing on May 15, 2009, Percy Y. Lee, a current director of our company, and his spouse Joyce Lee jointly purchased $250,000 principal amount of the notes, and Peggy Edwards, the spouse of William J. Edwards, another director, also purchased $250,000 principal amount of the notes. We are obligated to pay interest on the notes at an annualized rate of 8.5% payable in quarterly installments commencing on the third month anniversary of the date of issuance of the notes. As of March 25, 2010, we have paid $15,938 in interest on each of the notes held by Mr. and Mrs. Lee and by Mrs. Edwards. We may prepay the notes held by Mr. and Mrs. Lee and Mrs. Edwards at any time after May 15, 2014 subject to compliance with applicable law.

     Upon the occurrence, and during the continuation, of an event of default under which we fail to pay any amounts when due or fail to observe or perform any material covenant that remains uncured for 30 days, the notes will bear interest at a rate equal to the lesser of the existing interest rate plus 2% or the maximum rate permissible under law. In addition, payment of the notes will be automatically accelerated if we enter voluntary or involuntary bankruptcy or insolvency proceedings.

     The notes are unsecured and subordinated to (i) all indebtedness we owe to our secured creditors and general creditors; (ii) obligations arising from off-balance sheet guarantees and direct credit substitutes; (iii) obligations associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements; and (iv) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance any senior indebtedness or any indebtedness arising from the satisfaction of any such senior indebtedness by a guarantor.

     For a description of our agreements with Mr. Bullard in connection with our 2008 acquisition of LongLeaf Community Bank, please see "Executive Compensation-2009 Director Compensation-Agreements with John W. Bullard." We had no other transactions with related persons in 2008 or 2009 required to be disclosed under Item 404(a) of Regulation S-K of the Exchange Act, and there are no such transactions currently proposed for 2010.

            Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than ten percent (10%) of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and ten percent (10%) shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the reports that were filed with the SEC, we believe that during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors, and ten percent (10%) shareholders were satisfied, except:

     - Mr. John W. Bullard failed to timely file a Form 4 for shares that he purchased on March 3, 2009; and

     - Mr. Michael Weeks failed to timely file a Form 4 for shares that his spouse purchased on November 4, 2009.

                             AUDITFIRM FEE SUMMARY

     During the fiscal years ended December 31, 2009 and 2008, we retained our independent auditor, Dixon Hughes PLLC, to provide services in the following categories and amounts:

                                     2009                        2008
Audit Fees(1)           $                      99,380 $                  154,638
Audit-Related Fees(2)                          90,195                    136,846
Tax Fees(3)                                     9,300                     21,050
All Other Fees(4)                                   -                          -
                        ----------------------------- --------------------------

TOTAL                   $                     198,875 $                  312,534
                        ============================= ==========================

     (1) "Audit Fees" are fees for professional services billed by Dixon Hughes PLLC for the audit of our annual financial statements, for the reviews of financial statements included in our quarterly reports on Form 10-Q, for the 2008 internal controls attestation under Section 404 of the Sarbanes Oxley Act of 2002, and for services provided in connection with statutory and regulatory filings or engagements.
     (2) "Audit-Related Fees" are fees billed for assurance and related services performed by Dixon Hughes PLLC that are reasonably related to the performance of the audit or review of our financial statements, and are not reported above under "Audit Fees." In 2009 and 2008, these services included accounting and reporting consultations, consultation regarding SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115," life insurance consultation, and employee benefit plan audits. In 2009 and 2008, these services also included those related to the acquisition of Nuestro Banco and Longleaf Community Bank, respectively.
     (3) "Tax Fees" are fees billed for professional services performed by Dixon Hughes PLLC with respect to tax compliance, tax advice, and tax planning. In 2009 and 2008, these services included preparation of income tax returns and quarterly estimate income tax payments.
     (4) "All Other Fees" are fees billed for other products and services provided by Dixon Hughes PLLC that do not meet the above category descriptions.

     Our audit and risk committee has considered the compatibility of the non-audit services performed by and fees paid to Dixon Hughes PLLC in fiscal year 2009 and fiscal year 2008 and determined that such services and fees were compatible with the independence of the public accountants. During fiscal year 2009, Dixon Hughes PLLC did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

     Policy for Approval of Audit and Non-Audit Services. Before we engage an accountant for any audit or permissible non-audit service, we are required to obtain the approval of our audit and risk committee. In determining whether to approve a particular audit or permitted non-audit service, our audit and risk committee considers, among other things, whether such service is consistent with maintaining the independence of the independent public accountant. Our audit and risk committee also considers whether the independent auditor is best positioned to provide the most effective and efficient services to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. All audit fees, audit-related fees, tax fees, and all other fees for 2009 and 2008 were pre-approved by the audit and risk committee.

                                 Proposal No. 2

                         RATIFICATION OF APPOINTMENT OF
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The audit and risk committee of the board of directors has appointed Dixon Hughes PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2010. A representative of Dixon Hughes PLLC is expected to be present at the annual meeting and will be available to respond to appropriate questions and afforded an opportunity to make a statement.

     Although shareholder ratification of the appointment is not required by law, our company desires to solicit such ratification as a matter of good corporate governance. If the appointment of Dixon Hughes PLLC is not ratified by a majority of the shares cast at the annual meeting, the audit and risk committee will consider the appointment of another independent registered public accounting firm for subsequent fiscal years.

Vote Requirement

     Assuming the presence of a quorum, approval of the proposal requires that the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Under North Carolina law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions and broker non-votes will not count as votes cast and will have no effect on the outcome of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010 AS DESCRIBED IN THIS PROPOSAL NO. 2.

                                 Proposal No. 3

                   SHAREHOLDER PROPOSAL REGARDING INDEPENDENT
                             CHAIRMAN OF THE BOARD

     We received notice that a shareholder intends to present the following proposal at the annual meeting. The proposed resolution and its supporting statement, for which neither we nor the board of directors accepts responsibility, are set forth below. The proposal was submitted by William M. Womble, Jr., 3 Scotscraig Court, Pinehurst, North Carolina 28374, who holds 27,339 shares of our common stock.

     The shareholder proposal and the supporting statement read as follows:

     Resolved: That the shareholders of "Four Oaks Fincorp, Inc." request the
               Board of Directors to amend Section 7 of the bylaws to add the following text:

      "The Chairman of the Board of Directors shall be a director who is independent from the corporation. For purposes of this bylaw, "independent" has the meaning of being not affiliated with management, that is, a nonmember of management."

      Stockholder's statement supporting the Proposal:

      Four Oaks Fincorp, Inc.'s CEO and President, Ayden R Lee, Jr. currently serves as Chairman of the Board. Yet the duties of CEO/President and Chairman are very different and often in conflict, and combining the roles can lead to focusing on short-term goals. Developing oversight of management objectively is crucial to Four Oaks long-term growth prospects because:

          1. An independent chairman serves as a check on the overall risk appetite of the CEO;

          2. Allows the CEO to run the business while the Chairman leads the board in policy making duties;
          3. Allows full debate by the board about key issues such as risk management;
          4. Allows the board to better fulfill their fiduciary responsibility to shareholders.

       Four Oaks is an excellent financial institution impacting the local economies it serves. Yet as we investors have seen clearly this year, improved risk management and oversight is critical to the Bank's sustained success, especially in the wake of challenging economic times.

       I therefore urge each stockholder to vote FOR this Proposal.

Company Response to Shareholder Proposal

     After thoughtful consideration, the board of directors believes that this proposal is not in the best interest of our shareholders and strongly opposes this shareholder proposal.

     This shareholder proposal would put into place a rigid, inflexible requirement that limits the board's ability to select the best and most-qualified individual to serve as its chair, while the existing selection process allows the board to take into account the specific challenges and needs of the company, as well as the relative strengths and weaknesses of each board member, to determine whether the roles of Chairman and Chief Executive Officer should be held by one or different individuals at any given time. The current Chairman is also the Chief Executive Officer, Ayden R. Lee, Jr. Mr. Lee is the longest-running member of the board, having first been appointed in 1983, and he is the most familiar with the company and its unique challenges from his position in senior management. As such, his ability to lead discussions on matters affecting the company maximizes the efficiency and productivity of the board. The board members are the best-situated individuals to determine how to organize the directors and executives to serve the shareholders most effectively over time. It would be to the shareholders' detriment to tie the board's hands on such an important decision.

     Additionally, concerns about the ability of the board to effectively manage risk with a combined CEO-Chairman are fully addressed by the board's current governance structure. The active and largely independent board (six of our eight directors meet the Nasdaq definition of "independent director") is involved in developing and implementing strategy and providing oversight of business results and the accompanying risk. The board rigorously evaluates the CEO's performance and compensation, and it further demonstrates its dedication to independence by continually developing and adhering to corporate governance policies that ensure both objectivity and performance at the highest possible levels. Our compensation committee and nominating and corporate governance committee are entirely independent, the audit and risk committee has a majority of independent directors, and our independent directors meet in Executive Session at least quarterly.

     To demonstrate its continuing commitment to strong corporate governance and board independence, the board recently created the role of Lead Independent Director to further reduce any chance of potential conflicts when the roles of CEO and Chairman are held by the same individual. Elected by and from the independent board members, the Lead Independent Director is a non-management director with clearly delineated duties, including the following: 1) presiding over all meetings of the board of directors at which the Chairman is not present, including Executive Sessions of the independent directors; 2) serving as liaison between the Chairman and the independent directors; 3) reviewing and providing input on the agenda and materials to be provided to directors in advance of each board meeting, in consultation with the Chairman; 4) adding items to the agenda, as necessary; 5) calling meetings of the independent directors, as necessary; 6) serving on the nominating and corporate governance committee; and 7) ensuring that he or she is available for consultation and direct communication, upon shareholder request. The board has selected Michael
A.  Weeks  to  serve  as  its  first  Lead  Independent  Director.

     Finally, the candor, objectivity, and effectiveness of the board's deliberations are not affected by the status of its chair as a member of management. On the contrary, the board actively seeks out opportunities to hear not only from the CEO but also from other members of senior management who can provide critical insight on relevant topics, and the board does not at all find the current chair's dual role to have a negative impact on the board's ability to make independent, objective decisions. The CEO-Chairman acts as a bridge between management and the board, helping both groups to act with a common purpose and thereby ensuring maximum value for shareholders.

     Given the experience of the current CEO-Chairman, the board's substantial independence, and its recent creation of a Lead Independent Director position to further promote the governance goals of effectively overseeing risk, actively developing and implementing corporate strategy, and maximizing the efficiency and effectiveness of the board and its independent committees, the board finds the continued option to appoint a combined CEO-Chairman to be in the best long-term interest of the company and its shareholders.

Vote Requirement

     Assuming the presence of a quorum, approval of the shareholder proposal requires that the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Under North Carolina law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions and broker non-votes will not count as votes cast and will have no effect on the outcome of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL TO AMEND OUR BYLAWS TO REQUIRE AN INDEPENDENT CHAIRMAN OF THE BOARD AS DESCRIBED IN THIS PROPOSAL NO. 3.

                             ADDITIONAL INFORMATION

     A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the financial statements and schedules thereto, as filed with the SEC (without exhibits) will be furnished, without charge, upon written request to any of our shareholders. Such requests should be addressed to Wanda
J. Blow, Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).

          SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

     Any proposals that shareholders intend to present for a vote of shareholders at the 2011 Annual Meeting of Shareholders, and that such shareholders desire to have included in our proxy statement and form of proxy relating to that meeting, must be sent to our principal executive office, marked to the attention of Ayden R. Lee, Jr., and received at such office on or before December 6, 2010 (120 calendar days prior to the anniversary of the date of this proxy statement). Proposals received after December 6, 2010 will not be considered for inclusion in our proxy materials for our 2011 annual meeting. A determination as to whether we will oppose inclusion of any proposal in our proxy statement and form of proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC.

     In addition, if a shareholder intends to present a matter for a vote at the 2011 annual meeting, other than by submitting a proposal for inclusion in our proxy statement for that meeting, the shareholder must give timely notice in accordance with SEC rules. To be timely, a shareholder's notice must be sent to our principal executive office, marked to the attention of Ayden R. Lee, Jr., and received at such office on or before February 19, 2011 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). Such notice should set forth: (i) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (ii) the name and record address of the shareholder, the class and number of shares of our capital stock that is beneficially owned by the shareholder, and any material interest of the shareholder in such business. For notices that are not timely filed, we retain discretion to vote proxies we receive. For notices that are timely filed, we retain discretion to vote proxies we receive provided: (a) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and
(b) the proponent fails to (x) provide us with a written statement, on or before February 19, 2011, that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal, (y) include the same statement in its proxy materials filed with the SEC, and (z) immediately after soliciting the percentage of shareholders required to carry the proposal, provide us with a statement from any solicitor, or other person with knowledge, that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of shares.

                     OTHER MATTERS; DISCRETIONARY AUTHORITY

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters for which we did not receive timely notice; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this proxy statement and such nominee is unable to serve or for good cause will not serve;
(iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act; and (v) matters incidental to the conduct of the annual meeting. If any such matters come before the annual meeting, the proxies named in the accompanying proxy card will vote in accordance with their judgment.

     All shareholders are encouraged to sign, date, and return their proxy submitted with this proxy statement as soon as possible in the envelope provided. If a shareholder attends the annual meeting, then he or she may revoke his or her proxy and vote in person.

                 REQUESTS FOR DIRECTIONS TO OUR ANNUAL MEETING

     The 2010 Annual Meeting of Shareholders will be held in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina, on Monday, May 10, 2010, at 7:00 p.m., local time. Requests for directions to the meeting location may be directed to Wanda J. Blow, Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).

                              By Order of the Board of Directors
                              April 5, 2010
                              Ayden R. Lee, Jr.
                              Chairman, Chief Executive Officer,
                              and President

                                REVOCABLE PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            FOUR OAKS FINCORP, INC.
                  FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS.

         The undersigned hereby appoints Ayden R. Lee, Jr. and Dr. R. Max Raynor, Jr. as proxies, each with the full power of substitution to represent the undersigned and to vote all of the shares of stock in Four Oaks Fincorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company to be held in the cafeteria of Four Oaks Elementary School, located at 180 W. Hatcher Street, Four Oaks, North Carolina on Monday, May 10, 2010 at 7:00 p.m., and any adjournments thereof (1) as hereinafter specified upon the proposals listed below as more particularly described in the Company's proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof. In order to vote for the proposals, place an X in the appropriate box provided on the reverse side. The Board recommends a vote "FOR" proposals #1 and #2 and "AGAINST" proposal #3 listed on the reverse side.



PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.
       (Continued, and to be marked, dated and signed, on the other side)


                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------


            FOUR OAKS FINCORP, INC. -- ANNUAL MEETING, MAY 10, 2010

                            YOUR VOTE IS IMPORTANT!

               Annual Meeting Materials are available on-line at:
                          http://www.cfpproxy.com/5662

                       You can vote in one of three ways:

1. Call toll free 1-866-265-2185 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or
                                       --

2. Via the Internet at https://www.proxyvotenow.com/fofn and follow the instructions.

                                       or
                                       --

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

                                Revocable Proxy
                            FOUR OAKS FINCORP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 2010


1.  To  elect  the  following  nominees  to  the  board  of  directors

     [] For     [] Withhold             []     For All
                   All                         Except

Nominees:
(01) Ayden R. Lee, Jr.
(02) William J. Edwards
(03) Paula Canaday Bowman
(04) Dr. R. Max Raynor, Jr.
(05) Percy Y. Lee
(06) Warren L. Grimes
(07) Michael A. Weeks
(08) John W. Bullard

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WRITE THAT NOMINEE(S) NAME ON THE LINE PROVIDED BELOW.

------------------------------------------------------

2. To ratify the appointment of Dixon Hughes PLLC as Four Oaks Fincorp, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2010

[  ]     FOR

[  ]     AGAINST

[  ]     Abstain to vote

------------------------------------------------------

3. Shareholder proposal to amend the bylaws of Four Oaks Fincorp, Inc. to require an independent chairman of the board

[  ]     FOR

[  ]     AGAINST

[  ]     Abstain to vote

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSALS #1 AND #2 AND "AGAINST" PROPOSAL #3, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

NOTE: Please sign your name exactly as it appears on this card. When signing for a corporation or partnership, or as agent, attorney, trustee, executor, administrator, or guardian, please indicate the capacity in which you are signing. In the case of joint tenants, each joint owner must sign.

Please be sure to date and sign
this proxy card in the box below.         Date __________________

                -----------------------------------------------
                             Shareholder sign above



***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***
--------------------------------------------------------------------------------

                 FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

--------------------------------------------------------------------------------
                           PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy card. Please note that telephone and Internet votes must be cast prior to 3 a.m., May 10, 2010. It is not necessary to return this proxy card if you vote by telephone or Internet.
--------------------------------------------------------------------------------




Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 10, 2010:
     1-866-265-2185
--------------------------------------------------------------------------------

Vote by Internet

     anytime prior to 3 a.m., May 10, 2010, go to
https://www.proxyvotenow.com/fofn
--------------------------------------------------------------------------------

   Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:  http://www.cfpproxy.com/5662

                           Your vote is important!        Control Number _______